SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 16, 2001



                         Commission File Number: 0-18942

                           ILM II SENIOR LIVING, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


        Virginia                                                 06-1293758
 ------------------------                                     (I.R.S. Employer
  (State of organization)                                   --------------------
                                                             Identification No.)

1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia         22102
----------------------------------------------------------  --------------------
(Address of principal executive office)                          (Zip Code)

                   (888) 257-3550
---------------------------------------------------
(Registrant's telephone number, including area code)



                                 (Page 1 of 5)
                         Exhibit Index Appears on Page 5

ITEM 5.  OTHER EVENTS

      Pursuant to its obligation to liquidate and distribute its assets on December 31, 2001 in accordance with its Articles of Incorporation, on November 16, 2001, ILM II Senior Living, Inc., a Virginia finite-life corporation ("ILM II") and its subsidiary, ILM II Holding, Inc., a Virginia corporation (together with ILM II, the "Company") entered into a purchase and sale agreement (the "Agreement") with BRE/Independent Living, LLC, a Delaware limited liability company ("BRE"), pursuant to which the Company agreed to sell, and BRE agreed to purchase, all of the Company's right, title and interest in and to its senior and assisted living facilities and certain other related assets (the "Facilities"). In consideration for the sale of these Facilities, BRE agreed, subject to certain conditions and apportionments, to pay the Company a purchase price of $45.5 million, approximately $2.275 million of which has been paid as a refundable deposit, into escrow (the "Deposit").

      Each of the parties' respective obligations under the Agreement is subject to customary closing conditions and includes a broad "diligence out" for BRE through December 31, 2001, which may be extended until March 1, 2002, providing BRE with the right, in its sole discretion, to terminate the Agreement and receive a refund of the Deposit if BRE is not satisfied with any aspect of the Facilities as a result of its review, inspection and study of the Facilities conducted during the diligence period. In the event BRE fails to terminate the Agreement on or before January 31, 2002 pursuant to the termination right mentioned above, unless BRE elects for the Deposit to become non-refundable, the Company will be permitted to enter into a back-up agreement with a third party for the sale of the Facilities, which third party agreement will become effective in the event BRE terminates the Agreement. Further, under certain circumstances, BRE is entitled to terminate the Agreement and receive up to $2.4 million from the Company as liquidated damages and in certain other circumstances, the Company would be entitled to terminate the Agreement and retain the Deposit as liquidated damages.

      Prior to entering into the Agreement and in view of the pending termination of the Company's finite life corporate existence, the Company thought it was prudent to conduct an auction of the Company and the Facilities and accordingly authorized management to work expeditiously with the Company's legal and financial advisors to identify prospective purchasers of the Company's capital stock or assets (by means of merger, strategic business combination, tender offer or sale of the Company's senior and assisted living properties) and to elicit bona fide offers for transactions to be consummated on or prior to December 31, 2001 which would maximize current shareholder value. As part of a five week auction process that ended on October 24, 2001, liquidation announcements for ILM II were published in the Wall Street Journal and The Washington Post. Through the process, 160 potential purchasers were identified, comprehensive due diligence packages were distributed, and 126 potential purchasers expressed interest in reviewing information relating to one or more of the Company's senior and assisted living facilities. Of those potential purchasers, 17 provided formal indications of interest, including eight parties who were interested in acquiring only a single senior or assisted living facility. Initial indications of interest for the Facilities, in terms of purchase price, ranged from a low of $34.0 million to a high of $51.0 million, the highest indication having been withdrawn



                                 (Page 2 of 5)
shortly after it was made. Based upon the non-withdrawn indications of interest received, the Company's Board of Directors, with the advice of its legal and financial advisors, concluded that the BRE indication of interest was the highest in terms of a proposed purchase price and was most likely to maximize current shareholder value. Accordingly, the Company immediately entered into negotiations with BRE which culminated in the execution of the Agreement.

      Upon consummation of the transactions contemplated by the Agreement or otherwise upon sale of the Facilities to a third party, the Company intends to liquidate and distribute its assets in accordance with the Virginia Stock Corporation Act, which provides for the distribution of the Company's assets first to the Company's creditors for purposes of discharging all of the Company's liabilities, and then, to the extent assets are remaining, to the Company's shareholders in accordance with their respective rights and interests.

      There can be no assurance as to whether the transactions contemplated by the Agreement will be consummated or, if consummated, as to the exact timing thereof. Similarly, there can be no assurance as to the timing of a liquidation and distribution of the Company's assets or the amount of assets that will be distributed to the Company's shareholders, if any.

      The foregoing description is qualified in its entirety by the full text of the Agreement filed as Exhibit 99.2 hereto and incorporated herein by reference.

      This report contains "forward-looking statements" based on our current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties which could cause our actual results to differ materially from historical results or those anticipated and certain of which are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Not Applicable

      (b)   Not Applicable

      (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

            99.1 Press Release of ILM II Senior Living, Inc. dated November 28, 2001.

            99.2 Sale-Purchase Agreement by and among ILM II Senior Living, Inc., ILM II Holding, Inc. and BRE/Independent Living, LLC.


                                 (Page 3 of 5)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ILM II SENIOR LIVING, INC.


                                    By:   /s/ J. William Sharman, Jr.
                                          ---------------------------
                                          J. William Sharman, Jr.
                                          Chairman of the Board of Directors,
                                          President and Chief Executive
                                          Officer

Dated:  November 28, 2001


                                 (Page 4 of 5)

                                  EXHIBIT INDEX

                                                                   Page No.


99.1  Press Release of ILM II Senior Living, Inc.                     6
      dated November 28, 2001.

99.2  Sale-Purchase Agreement by and among ILM II                     8
      Senior Living, Inc., ILM II Holding, Inc.
      and BRE/Independent Living, LLC.



                                 (Page 5 of 5)